EXHIBIT 4(m)


   Twentieth Supplemental Collateral Trust Indenture dated December 15, 1999

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                                                                   EXHIBIT 4(m)

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                          ROLLINS TRUCK LEASING CORP.


                                      and


                           FIRST UNION NATIONAL BANK


                                  as Trustee


                       TWENTIETH SUPPLEMENTAL INDENTURE


                         Dated as of December 15, 1999

                                    to the

                          Collateral Trust Indenture

                          Dated as of March 21, 1983


      7.77% COLLATERAL TRUST DEBENTURES, Series U, DUE DECEMBER 15, 2004

==============================================================================


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                              TABLE OF CONTENTS*

                                                                          Page

PARTIES.....................................................................1

RECITALS:
Execution of Collateral Trust Indenture Supplemental
   Indentures...............................................................1
   Issuance of Series U Debentures..........................................1
   Text of Forms:
      Form of Face of Series U Debentures...................................1
      Form of Trustee's Authentication Certificate for Series U Debentures  3
      Form of Reverse of Series U Debentures................................3
   All Things Done..........................................................5

GRANTING CLAUSES:

         GRANTING CLAUSE I - Securities.....................................6
         GRANTING CLAUSE II - Agreements and Assignments....................6
         GRANTING CLAUSE III - Other Securities and Property................6
HABENDUM....................................................................6
GRANT IN TRUST..............................................................7
GENERAL COVENANT............................................................7
SECTION 1. Series U Debentures: Terms and Provisions........................7
SECTION 2. Authentication and Delivery of Series U Debentures...............8
SECTION 3. Maintenance of Office or Agency; Authenticating Agent for
              Series U Debentures...........................................8
SECTION 4. Original Indenture Ratified......................................8
SECTION 5. Trustee Not Responsible..........................................8
SECTION 6. Defined Terms....................................................9
SECTION 7. Counterparts.....................................................9
SECTION 8. Applicable Law...................................................9
TESTIMONIUM................................................................10
EXECUTION..................................................................10
ACKNOWLEDGEMENTS...........................................................10

---------------------------
*Note: This Table of Contents has been inserted for convenience and does not constitute a part of the Twentieth Supplemental Indenture.



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          TWENTIETH SUPPLEMENTAL INDENTURE (herein called the "Twentieth
Supplemental Indenture"), dated as of December 15, 1999, between Rollins Truck Leasing Corp., (formerly RLC CORP.) a Delaware corporation (herein called the "Corporation"), and FIRST UNION NATIONAL BANK, as Trustee (herein called the "Trustee").

          WHEREAS, the Corporation and the Trustee have heretofore executed and delivered a Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, by an Eighth Supplemental Indenture thereto dated May 15, 1990 and by a Seventeenth Supplemental Indenture thereto dated as of March 10, 1997 (the "Original Indenture"; the Original Indenture, and as supplemented by this Twentieth Supplemental Indenture, being herein called the "Indenture");

          WHEREAS, the Original Indenture provides that the Corporation and the Trustee may enter into indentures supplemental to the Original Indenture, among other things, to provide for the issuance from time to time of debentures (defined in the Original Indenture as "Debentures") of the Corporation;

          WHEREAS, the Corporation has determined to issue hereunder a series of Debentures (herein called the "Series U Debentures") to be designated as "7.77% Collateral Trust Debentures, Series U, Due December 15, 2004", to be in the aggregate principal amount of $85,000,000;

          WHEREAS, the Series U Debentures and the Trustee's certificate to be endorsed on the Series U Debentures are to be in the following forms, with necessary or appropriate variations, omissions and insertions as permitted or required by the Indenture:

                     (FORM OF FACE OF Series U DEBENTURES)

                          Rollins Truck Leasing Corp.

       7.77% COLLATERAL TRUST DEBENTURE, Series U, DUE DECEMBER 15, 2004

$                                                        PPN 775741 B* 1
                                                         No.

          Rollins Truck Leasing Corp., a corporation organized and existing under the laws of the State of Delaware (herein called the "Corporation", which term shall include any successor corporation to the extent provided in the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, the principal sum of Dollars on December 15, 2004, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest



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on said principal sum at the rate of 7.77% per annum (and at the rate of 9.77%
per annum on any overdue principal and, to the extent legally enforceable, overdue installment of interest) in like coin or currency from the fifteenth day of June or December, as the case may be, to which interest on the Series U Debentures has been paid preceding the date hereof (unless the date hereof is a June 15 or December 15 to which interest has been paid, in which case from the date hereof, or unless no interest has been paid on the Series U
Debentures since the original issuance of this Debenture, in which case from December 15, 1999), semiannually on each June 15 and December 15 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after June 1 or December 1, as the case may be, and before the following June 15 or December 15, this Debenture shall bear interest from such June 15 or December 15; provided, however, that if the Corporation shall default in the payment of interest due on such June 15 or December 15, then this Debenture shall bear interest from the next preceding June 15 or December 15 to which interest has been paid or, if no interest has been paid on the Series U Debentures since the original issuance of this Debenture, from December 15, 1999. The interest so payable on any June 15 or December 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture is registered at the close of business on June 1 or December 1, as the case may be, next preceding such June 15 or December 15. Payment of the principal of and interest on this Debenture will be made at the office or agency of the Corporation in the Borough of Manhattan, The City of New York, New York; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the registered holder hereof at such holder's address last appearing on the registry books for the Series U Debentures, or in such other manner as the Corporation may agree with the holder hereof as contemplated by Section 1(d) of the Twentieth Supplemental Indenture referred to on the reverse hereof.

          Additional provisions of this Debenture are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Debenture shall not be entitled to any of the benefits of the Indenture or any indenture supplemental thereto, or be valid or obligatory for any purpose, unless the form of certificate of authentication hereon shall have been executed by or on behalf of the Trustee (referred to on the reverse hereof) or a successor trustee thereto under the Indenture.



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          IN WITNESS WHEREOF, Rollins Truck Leasing Corp. has caused this instrument to be signed in its name by its President or a Vice President and by its Secretary or an Assistant Secretary, or by facsimiles of any of their signatures, and its corporate seal, or a facsimile thereof, to be hereto affixed.


DATED:
      ------------------------

                                        Rollins Truck Leasing Corp.


                                        BY:
                                            --------------------------
                                            (Title)


(SEAL)


ATTESTED:


------------------------------
(Title)




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                (FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE)


                     TRUSTEE'S AUTHENTICATION CERTIFICATE

          THIS IS ONE OF THE DEBENTURES, OF THE SERIES DESIGNATED THEREIN, DESCRIBED IN THE WITHIN-MENTIONED INDENTURE.


                                        FIRST UNION NATIONAL BANK,
                                        AS TRUSTEE


                                        BY:
                                           -------------------------------

                                           AUTHORIZED OFFICER


                   (FORM OF REVERSE OF Series U DEBENTURES)

          This Debenture is one of the Debentures of the Corporation (herein called the "Debentures"), all duly authorized or from time to time to be duly authorized and not limited in aggregate principal amount, all issued and to be issued in one or more series from time to time under and equally secured by a Collateral Trust Indenture dated as of March 21, 1983, between the Corporation and First Union National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture as hereinafter defined), as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, by an Eighth Supplemental Indenture thereto dated as of May 15, 1990 and by a Seventeenth Supplemental Indenture thereto dated as of March 10, 1997 and as last supplemented by the Twentieth Supplemental Indenture, dated as of December 15, 1999 (said Indenture, as so supplemented and amended, being herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property thereby pledged, the nature and extent of the security, the rights of the holders of the Debentures in respect of the security, the rights, duties and immunities of the Trustee and the rights and obligations of the Corporation in respect of the Debentures, and the terms and conditions upon which the Debentures are, and are to be, secured. The Debentures may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the "7.77% Collateral Trust Debentures, Series U, Due December 15, 2004" of the Corporation (herein called the "Series U Debentures"), duly authorized and



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lawfully issued in an aggregate principal amount of $85,000,000 under and secured by the Indenture.

          The provisions of the Indenture may be waived, or modified or amended by supplemental indenture, to the extent and in the manner provided in the Indenture, but in certain instances only with the consent of the holders of a majority in aggregate principal amount of all Debentures at the time outstanding, and of 66 2/3% in aggregate principal amount of each series of the Debentures at the time outstanding which is affected by such waiver or supplemental indenture; provided, however, that, without the written consent of the holder of this Debenture, no such modification or amendment shall be made so as to (i) extend the fixed maturity of this Debenture or the time of payment of interest hereon, or reduce or otherwise modify the terms of payment of the principal of, or the rate of interest on, this Debenture, or adversely affect the right of the holder hereof to institute suit for the enforcement of any such payment, (ii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to, or terminate the lien of the Indenture on, any of the property covered thereby, or deprive the holder hereof of the security afforded by the lien of the Indenture or (iii) reduce the percentage of the aggregate principal amount of Debentures, or of Series U Debentures, required to authorize any such modification or amendment or any waiver of any provision of, or default under, the Indenture.

          In case an Event of Default (as defined in the Indenture) shall occur, the principal of all the Debentures at any such time outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such Event of Default and its consequences may be waived and such declaration may be rescinded by the holders of outstanding Debentures in the manner provided in the Indenture.

          Any request, demand, authorization, direction, declaration, notice, consent, waiver or other action by the holder of this Debenture shall bind the holder of every Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, in respect of anything done or suffered to be done by or on behalf of the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon this Debenture.

          The Series U Debentures may not be redeemed prior to maturity.

          The transfer of this Debenture may be registered by the registered holder hereof or by his duly authorized attorney at the office or agency of the Corporation in the Borough of Manhattan, the City of New York, New York, upon surrender of this Debenture for cancellation, accompanied by a written instrument of transfer in a form approved by the Corporation, duly executed by the registered holder of this Debenture or by his duly authorized attorney, and thereupon one or more new Debentures of the same series and aggregate principal amount will be issued in the name of the transferee or transferees in exchange herefor without



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service charge, except that the Corporation may require payment of a sum sufficient to pay any stamp taxes or other governmental charges that may be required with respect thereto, as provided in the Indenture.

          The person in whose name this Debenture shall be registered shall be deemed the absolute owner hereof for all purposes, and payment of or on account of the principal of and interest on, this Debenture shall be made only to or upon the written order of such registered owner or his duly authorized attorney. All such payments shall satisfy and discharge the liability upon this Debenture to the extent of the amounts so paid.

          No recourse shall be had for the payment of the principal of, or interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                (END OF FORM OF REVERSE OF Series U DEBENTURES)

          WHEREAS, the Debentures of any other series are to be substantially in the forms herein provided for Series U Debentures, with such omissions, insertions and variations as may be authorized and permitted by this Indenture; and

          WHEREAS, all acts and things prescribed by law, by the Certificate of Incorporation and the By-laws of the Corporation, and all other acts and things necessary to make the Series U Debentures, when executed by the Corporation, and authenticated and delivered by the Trustee as in this Twentieth Supplemental Indenture provided, the valid, binding and legal obligations of the Corporation, and to make this Twentieth Supplemental Indenture a valid, binding and legal instrument for the security of the Series U Debentures, in accordance with its terms, have been done and performed;

          NOW, THEREFORE, THIS TWENTIETH SUPPLEMENTAL INDENTURE WITNESSETH:

          THAT the Corporation, in consideration of these premises, of the acceptance by the Trustee of the trusts created hereby, of the mutual covenants herein contained, of the purchase and acceptance of the Debentures by the holders thereof, of the sum of $10 duly paid by the Trustee to the Corporation at or before the ensealing and delivery of this Twentieth Supplemental Indenture and for other valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of, and premium, if any, and interest on, all Debentures at any time issued and Outstanding under the Indenture, according to their tenor and effect, and the performance and observance by the Corporation of all the covenants and conditions herein and therein contained on its part to be performed and observed, and to declare the terms and conditions upon and subject to which the Debentures are, and are to be, issued and secured, has executed and delivered this Indenture and has granted, bargained, sold, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over, confirmed and warranted, and by these presents does grant, bargain, sell, remise, release, convey, assign, transfer, mortgage, pledge, set over, confirm and warrant, to the Trustee, and to its successors in the trusts and its and their assigns forever, with power of sale, all and singular the following:


                               GRANTING CLAUSE I

                                  Securities

          Note of Rollins Leasing Corp., a Delaware corporation, dated December 15, 1999, in the aggregate principal amount of $85,000,000.


                              GRANTING CLAUSE II

                          Agreements and Assignments

                   The following agreements and assignments:

          A. A Loan Agreement, dated as of December 15, 1999, between the Corporation and Rollins Leasing Corp., which Loan Agreement shall be in the form attached hereto as Exhibit A.

          B. Assignment of Loan Agreement, dated as of December 15, 1999, assigning the Loan Agreement described in Subparagraph A of this Granting Clause II to the Trustee, which Assignment shall be in the form attached hereto as Exhibit B.


                              GRANTING CLAUSE III

                         Other Securities and Property

          All other securities and other property, including cash, and any and all security therefor of whatsoever nature, that may, from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien hereof by the Corporation or by anyone on its behalf; and the Trustee is hereby authorized to receive the same as additional security hereunder. Such subjection to the lien hereof of such securities or other property, including cash, as additional security hereunder may be made subject to any reservations, limitations or conditions which shall not be prohibited by this Indenture and which shall be set forth in a written instrument executed by the Corporation or the person so acting on its behalf, respecting the use and disposition of such property or the proceeds thereof.

          TO HAVE AND TO HOLD the Pledged Property unto the Trustee and its successors and assigns forever;

          BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the holders from time to time of all the Debentures issued hereunder and Outstanding, without any priority of any of said Debentures over any of the others.

          IT IS HEREBY COVENANTED, DECLARED AND AGREED that all the Debentures are to be issued, authenticated and delivered, and that all property, including cash, subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Corporation, for itself and its successors and assigns, hereby covenants and agrees to and with the Trustee and its successors in said trust for the equal and proportionate benefit and security of those who shall hold the Debentures, as hereinafter set forth.

          SECTION 1. Series U Debentures: Terms and Provisions. Series U Debentures shall be designated as "7.77% Collateral Trust Debentures, Series U, Due December 15, 2004" of the Corporation, and shall have the following terms and provisions:

          (a) Series U Debentures shall be in the form set forth in the recitals hereto.

          (b) The aggregate principal amount of Series U Debentures which may be issued shall be $85,000,000, except Series U Debentures issued in exchange for, in lieu of, in substitution for, or upon the registration of transfer of, other Series U Debentures pursuant to the provisions of
     Article II and Section 18.04 of the Original Indenture.

          (c) Series U Debentures shall be dated December 15, 1999.

          (d) Series U Debentures shall mature December 15, 2004 and shall bear interest (calculated on the basis of a 360 day year of twelve 30 day months) as provided in Section 2.06(b) of the Original Indenture, payable semiannually on June 15 and December 15 in each year, commencing June 15, 2000 at the rate of 7.77% per annum until the principal thereof shall become due and payable (whether at the stated maturity, by declaration or otherwise), and at the rate of 9.77% per annum on any overdue principal, and (to the extent legally enforceable) any overdue installment of interest. Payment of principal and interest shall be made at the Corporate Trust Office or at the other office or agency maintained by the Corporation as provided in Section 7.02(a) of the Original Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the Person entitled thereto at his address last appearing on the registry books required to be kept pursuant to Section 2.05 of the Original Indenture.

          Notwithstanding anything to the contrary above, the Corporation may enter into a written agreement with any person who is or is to become the holder of any of the Series U Debentures providing for the making of all payments on the account of such Series U Debentures directly to or for the account of such holder in the manner specified in or pursuant to such agreement without presentation or surrender thereof if there shall be filed with the Trustee a copy of such agreement. Notwithstanding any contrary provision hereof or of the Debentures or the Original Indenture, the Trustee shall act in accordance with any such agreement so filed with it.

          (e) Series U Debentures shall be issued in denominations of $100,000 and integral multiples thereof and may be fully printed or printed on steel engraved borders or fully or partly engraved.

          (f) Series U Debentures may not be redeemed prior to maturity. All monies received by the Trustee as a result of any prepayment of the Note made pursuant to Section 6(a) of the Loan Agreement (as required by Section 7.14 of the Original Indenture) shall be held by the Trustee as additional collateral security for the Series U Debentures to be applied thereto at the maturity thereof. Any monies so held may be invested or reinvested by the Trustee pursuant to Section 9.02 of the Original Indenture.

          SECTION 2. Authentication and Delivery of Series U Debentures. On or after the date of execution and delivery of the Twentieth Supplemental Indenture and upon compliance with the provisions of Article IV of the Original Indenture, Series U Debentures shall be executed by the Corporation and delivered to the Trustee, and the Trustee shall, upon request, authenticate and deliver such Series U Debentures upon the written order of the Corporation signed by its President or one of its Vice Presidents and its Treasurer or Controller, an Assistant Treasurer or an Assistant Secretary.

          SECTION 3. Maintenance of Office or Agency; Authenticating Agent for Series U Debentures. The provisions of Section 7.02 of the Original Indenture shall apply in all respects to the Series U Debentures to the same extent as if the words "Series U Debentures" were substituted for the words "Series A Debentures" in each place in which the latter quotation was employed in the aforesaid Section.

          SECTION 4. Original Indenture Ratified. The Original Indenture as amended by the Third Supplemental Indenture, dated as of February 20, 1986, by the Eighth

Supplemental Indenture, dated as of May 15, 1990, and by the Seventeenth Supplemental Indenture, dated as of March 10, 1997, and as supplemented by this Twentieth Supplemental Indenture is in all respects ratified and confirmed and the Twentieth Supplemental Indenture and all its provisions shall be deemed a part thereof in the manner and to the extent herein provided, and the Original Indenture, as modified in the manner and to the extent herein provided, shall be deemed a part hereof as though fully set forth herein.

          SECTION 5. Trustee Not Responsible. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of the Twentieth Supplemental Indenture or the due execution hereof by the Corporation or for or in respect of the recitals and statements contained herein, all of which are made solely by the Corporation. The Trustee accepts the trusts created by the Twentieth Supplemental Indenture upon the terms and conditions hereof and of the Original Indenture.

          SECTION 6. Defined Terms. All terms used in the Twentieth Supplemental Indenture which are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture.

          SECTION 7. Counterparts. The Twentieth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; and all such counterparts shall together constitute but one and the same instrument.

          SECTION 8. Applicable Law. This Twentieth Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of Delaware.

          IN WITNESS WHEREOF, Rollins Truck Leasing Corp. has caused this Twentieth Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Twentieth Supplemental Indenture to be attested by its Secretary or Assistant Secretary, and First Union National Bank, in evidence of its acceptance of the trusts hereby created, has caused this Twentieth Supplemental Indenture to be executed on its behalf and its corporate seal to be affixed by one of its Vice Presidents or Assistant Vice Presidents and said seal and this Indenture to be attested by its Assistant Secretary or one of its Assistant Vice Presidents, as of December 15, 1999.

                                        Rollins Truck Leasing Corp.


(CORPORATE SEAL)                           BY:
                                               --------------------------
                                               Vice President-Finance


Attest:

------------------------------
Secretary

                                        FIRST UNION NATIONAL BANK,
                                        as Trustee


(CORPORATE SEAL)                           BY:
                                               ---------------------------
                                               Title:

Attest:


------------------------------

                                                                     EXHIBIT A


==============================================================================




                          ROLLINS TRUCK LEASING CORP.

                                      AND

                             ROLLINS LEASING CORP.





                                LOAN AGREEMENT


                         Dated as of December 15, 1999




==============================================================================

          LOAN AGREEMENT (herein called the "Agreement") dated as of December 15, 1999 between Rollins Truck Leasing Corp., a corporation organized under the laws of the State of Delaware (herein called the "Corporation"), and Rollins Leasing Corp., a corporation organized under the laws of the State of Delaware (herein called the "Borrower").

          WHEREAS, the Borrower desires to borrow from the Corporation, and the Corporation is willing to lend to the Borrower, a sum not exceeding $85,000,000, all upon the terms, provisions and conditions herein set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual undertakings and obligations herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Corporation do hereby agree as follows:

          SECTION 1. Certain Definitions. The Corporation proposes to issue its 7.77% Collateral Trust Debentures, Series U, due December 15, 2004 (herein called the "Series U Debentures"), in an aggregate principal amount not exceeding $85,000,000, pursuant to a Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, by an Eighth Supplemental Indenture thereto dated as of May 15, 1990 and by a Seventeenth Supplemental Indenture thereto dated as of March 10, 1997 between the Corporation and First Union National Bank, as Trustee (the "Original Indenture"; the Original Indenture, as supplemented by the Twentieth Supplemental Indenture dated as of December 15, 1999, being herein called the "Indenture"). A copy of the Indenture has been delivered to the Borrower, receipt of which is hereby acknowledged.

          The term "Note" shall mean the 7.77% Demand Promissory Note issued by the Borrower pursuant to this Agreement, substantially in the form attached hereto as Annex 1.

          In addition to the foregoing, the following terms shall in each case have the same meaning in this Agreement as they have in the Indenture as amended: "Debentures", "Equipment Indebtedness", "Note", "Outstanding", "Participating Subsidiary", "Permitted Indebtedness", "Person", "Pledged Property", "Series U Debentures", "Trustee" and "Vehicle".

          SECTION 2. Sale of Note. Subject to the terms of this Agreement, the Borrower will sell to the Corporation and the Corporation will purchase from the Borrower the Note in the principal amount of $85,000,000 at a price of 100.0287% of such principal amount.

          The sale of the Note will take place immediately after the execution and delivery of this Agreement and upon the delivery,

          (a) by the Borrower to the Corporation of the Note, duly executed and dated December 15, 1999, together with all such assignments, documents and other instruments as may be required by the Corporation to enable it to effect the issuance of Series U Debentures referred to in
     Section 1, and

          (b) by the Corporation to the Borrower of a certified or official bank check or checks in clearing house funds (or in such other form as shall be acceptable to the Borrower) in an amount equal to $85,024,400; provided, however, that the obligation of the Corporation to purchase the Note shall be subject to the condition that, concurrently with the closing in respect of such purchase, the Corporation shall have issued and sold, and shall have received payment for, Series U Debentures in an aggregate principal amount equal to the sum of the principal amount of the Note.

          SECTION 3. Pledge and Assignment of Note and Agreement. In consideration of the purchase of the Note by the Corporation and the benefits to be derived by the Borrower as a result of the sale of the Note, the Borrower hereby agrees and consents to the pledge and assignment by the Corporation of the Note and this Agreement to the Trustee under and pursuant to the Indenture as security for the Debentures Outstanding and to be Outstanding thereunder.

          SECTION 4. Particular Covenants of the Borrower. So long as the Note shall be outstanding, the Borrower covenants, warrants and agrees as follows:

          (a) Payment of Principal and Interest. The Borrower will duly and punctually pay, or cause to be paid, the principal of and interest on, the Note according to its terms and the terms of this Agreement.

          (b) Maintenance of Corporate Existence. Subject to the provisions of subsection (e) of this Section 4, the Borrower will maintain and preserve its corporate existence and right to carry on business.

          (c) Borrower a Participating Subsidiary; Validity of Note. The Borrower warrants that at the date of this Agreement it is a Participating Subsidiary as defined in Section 4 of the Eighth Supplemental Indenture dated as of May 15, 1990, and that the Note, when delivered to the Corporation will be, and when pledged and assigned to the Trustee as security under the Indenture, will continue to be, a legal and valid outstanding obligation of the Borrower.

          (d) Further Assurance. The Borrower will execute and deliver, or cause to be executed and delivered, all such additional instruments and do, or cause to be done, all such additional acts as (i) may be necessary or proper to carry out the purposes of this Agreement and to subject the Note to the lien of the Indenture, (ii) may be necessary or proper to effect the transfer, pledge and assignment of the Note and this Agreement to the Trustee or to any successor trustee and to confirm the lien of the Indenture on the Note, (iii) may be necessary or proper in connection with the granting of the security interest under subsection
     (f) of this Section 4 or (iv) the Trustee or the Corporation may reasonably request for any of the foregoing purposes.

          (e) Restrictions on Borrower's Disposition of Property, Consolidation, Merger, etc. The Borrower will not sell, transfer or otherwise dispose of the beneficial interest in all or substantially all its property or assets, or be a party to any consolidation, merger or amalgamation; provided, however, that the Borrower may take any such action or be such a party if:

               (i) the surviving corporation (if other than the Borrower), or the person to whom all, or substantially all, the property and assets of the Borrower shall have been transferred, sold or otherwise disposed of, shall execute and deliver to the Corporation and to the Trustee an agreement of assumption in which such surviving corporation or person shall expressly assume the due and punctual payment of the principal of and interest on, the Note, according to its tenor and effect, and the due and punctual performance and observance of all the covenants and conditions of the Note and this Agreement which are to be performed or observed by the Borrower, with the same effect as if such surviving corporation or person had been named herein as a party hereto in lieu of the Borrower; and

               (ii) immediately after such transfer, sale or other disposition, or consolidation, merger or amalgamation, no default shall have occurred and be continuing under this Agreement; and

               (iii) all the voting stock of the surviving corporation shall be owned directly or indirectly by the Corporation.

          (f) Creation of Security Interest. The Borrower will not create or permit to exist any claim, lien, security interest or other encumbrance on any of its Vehicles, or on its interest as lessor in any lease agreement relating to its Vehicles, except:

               (i) lessees' interests in Vehicles under any such lease agreement; and

               (ii) liens, security interests or other encumbrances for taxes which are not delinquent or which are being contested in good faith or of mechanics or materialmen arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith; unless (x) such claim, lien, security interest or other encumbrance is for the benefit of a holder or holders of Equipment Indebtedness and (y) prior to or simultaneously with the inception of any such claim, lien, security interest or other encumbrance, the Borrower shall have executed and delivered to a Security Trustee (as hereinafter defined), a security agreement or security agreements and such other documents as the Security Trustee may reasonably request, each in form and substance satisfactory to the Trustee, granting to the Security Trustee the right to perfect a security interest in such Vehicles of the Borrower, such security interest, when perfected, to be for the equal and ratable benefit of the Trustee, as holder of the Notes, and such other holder or holders of Equipment Indebtedness. Such security agreement or security agreements may provide, at the option of the Borrower, that the security interest granted to the Security Trustee shall terminate upon the termination of all other claims, liens, security interests and other encumbrances for the benefit of such other holder or holders of Equipment Indebtedness. The Security Trustee shall be such Person as may be selected by the Borrower or any such holder of Equipment Indebtedness and who shall be entitled to act without qualification or who shall qualify to act as such under the Trust Indenture Act of 1939.

          SECTION 5. Payments of Principal and Interest. So long as the Note shall be pledged with the Trustee under the Indenture, any payment of principal or interest on the Note, or any payments to be made pursuant to
Section 6(a), shall be paid to the Trustee in Chicago Clearing House funds at least one business day prior to the dates on which the Corporation would be required to make related payments under the Indenture with respect to the relevant Debentures. The Trustee shall apply such payments in accordance with the provisions of the Indenture.

          SECTION 6. Prepayment of Note.

          (a) Prepayments Pursuant to Section 7.14 of the Original Indenture. So long as the Note shall be pledged with the Trustee under the Indenture, the Borrower shall pay, or cause to be paid, to the Trustee, as prepayments on the Note, amounts which may be required to be paid by the Borrower pursuant to Section 7.14 of the Original Indenture. Any such amounts shall be paid as provided in Section 5 of this Agreement and shall be applied as payment or prepayment on the Note in accordance with subsection (c) of this Section 6.

          (b) Notice of Certain Prepayments. If the Corporation is required to make payments pursuant to Section 7.14 of the Original Indenture, the Corporation shall give notice thereof to the Borrower, which notice shall state the circumstances under which such payments are to be made. Such notice shall be given not later than the first date on which the Corporation is required to give notice to the Trustee or to take any other action with respect to such payments. Failure to give any such notice to the Borrower or any defect therein shall not, however, affect the obligation of the Borrower to make the payments required under subsection (a) of this Section 6.

          (c) Prepayments on Principal Amount of Note. All payments made by the Borrower, or for the account of the Borrower, pursuant to this
     Section 6 shall be applied or credited as prepayments on the principal amount of the Note on the date such payments are received by the Trustee; provided, however, that to the extent a portion of such payments or moneys shall be applied or applicable by the Trustee, directly or indirectly, towards the payment of any interest or premium in respect of Debentures, such portion shall not be applied or credited as prepayments on the principal amount of the Note. It is the intention of this Section 6 that the principal amount of the Note shall be appropriately adjusted at appropriate times in order that the obligations to pay principal, premium, if any, and interest contained in all the Notes of all Participating Subsidiaries shall be sufficient, after giving effect to any moneys then held by the Trustee under Section 9.01 of the Original Indenture, in the aggregate, to pay all principal, premium, if any, and interest on all Debentures then Outstanding as the same become due and payable.

          (d) Corporation To Make Certain Payments. When and if the Borrower shall make any prepayments provided for in this Section 6, the Corporation shall promptly make such payments and take such other action with respect to the Debentures as shall be required to be made or taken by the Corporation in accordance with and pursuant to this Agreement and the Indenture.

          SECTION 7. Presentment of Note Not Required. So long as the Note shall be pledged with the Trustee under the Indenture, payments of principal thereof and interest thereon, shall be made without need for any presentment of the Note, but payments of principal shall be noted thereon by the Trustee.

          SECTION 8. Amendments, Consents and Waivers. So long as the Note shall be pledged with the Trustee under the Indenture (a) this Agreement may be modified, altered, supplemented or amended upon the execution and delivery of a written amendment by the parties hereto pursuant to Article XVIII of the Original Indenture, (b) any covenant or other condition of this Agreement may be waived as and to the extent permitted in Section 11.02 of the Original Indenture and (c) any default under this Agreement and its consequences may be waived as and to the extent permitted in said Section 11.02 of the Original Indenture.

          SECTION 9. Loss, Theft, etc. of Note. Upon receipt of evidence of the loss, theft, destruction or mutilation of the Note and upon delivery of indemnity reasonably satisfactory to the Borrower (it being understood that the written agreement of the Trustee to indemnify the Borrower shall constitute such indemnity) and, in the case of any such mutilation, upon surrender and cancellation of the mutilated Note, and, in any case, upon reimbursement to the Borrower of any reasonable expense incidental thereto, the Borrower shall make and deliver a new Note of like tenor, in lieu of such lost, stolen or destroyed Note or in exchange for such mutilated Note.

          SECTION 10. Remedies. The holder of the Note, being a party to, or an assignee of, this Agreement, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, whether for the specific performance of any covenant or agreement contained herein or in the Note or in aid of the exercise of any power granted herein or in the Note, or may proceed to enforce the payment of the Note after demand, or to enforce any other legal or equitable right as the holder of the Note, or may proceed to take any action authorized or permitted under the terms of the Indenture with respect to the Note or under any applicable law.

          SECTION 11. Remedies Cumulative; Delay or Omission Not a Waiver. Every remedy given hereunder to the holder of the Note shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise. No course of dealing between the Borrower and the Corporation or the Borrower and the holder of the Note or any delay or omission on the part of the Corporation or such holder to exercise any right, remedy or power accruing upon any default hereunder shall impair any such right, remedy or power or shall be construed to be a waiver of any such default or of any right of the Corporation or such holder or acquiescence therein. Every right, remedy and power given hereunder to the Corporation or to the holder of the Note may be exercised from time to time and as often as may be deemed expedient by the Corporation or such holder.

          SECTION 12. Successors and Assigns. All the covenants, warranties and agreements contained in this Agreement by or on behalf of the Corporation, the Borrower or the holder of the Note shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

          SECTION 13. Notices. All notices, presentments and demands to or upon the Borrower in respect of the Note or this Agreement may be delivered or mailed to the Borrower at One Rollins Plaza, P.O. Box 1791, Wilmington, Delaware 19899, or at such other address as the Borrower may specify from time to time in writing to the Corporation and the Trustee.

          All notices to or demands upon the Corporation in respect of the Note or this Agreement shall be delivered or mailed to the Corporation at One Rollins Plaza, P.O. Box 1791, Wilmington, Delaware 19899, or at such other address as the Corporation may specify from time to time in writing to the Borrower and the Trustee.

          SECTION 14. Payment or Notice on Saturday, Sunday, Legal Holiday. If the date of any payment or the giving of any notice under the Note or this Agreement shall be (a) a Saturday, a Sunday or a legal holiday at the place where payment is to be made or notice is to be given or (b) a day on which banking institutions at the place where payment is to be made or notice is to be given are authorized by law to remain closed, then such payment or notice shall be made not later than the next preceding business day which shall not be a day specified in (a) or (b) above.

          SECTION 15. Separability of Provisions. In case any one or more of the provisions contained in this Agreement or in the Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

          SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 17. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Agreement to be attested by its Secretary or one of its Assistant Secretaries, all as of the day and year first above written.

                                        Rollins Truck Leasing Corp.


                                        BY:
                                           -------------------------------
                                           Patrick J. Bagley
                                           Title:

(CORPORATE SEAL)

Attest:


-----------------------------
Secretary


                                        Rollins Leasing Corp.


                                        BY:
                                           -------------------------------
                                        President
(CORPORATE SEAL)                                Title:

Attest:


-----------------------------
Secretary

                                    ANNEX 1

                         7.77% DEMAND PROMISSORY NOTE

$85,000,000
                                                      Date:  December 15, 1999

          Rollins Leasing Corp., a corporation organized under the laws of Delaware, for value received, HEREBY PROMISES TO PAY to Rollins Truck Leasing Corp., a Delaware corporation, or order, upon demand, the principal sum of Eighty Five Million Dollars ($85,000,000), either in one sum or in several sums upon demand made from time to time (the receipt of any such sum to be noted hereon), in every case in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the corporate trust office of First Union National Bank, in the City of Newark, New Jersey, AND TO PAY interest, at the said office and in like coin or currency, on the unpaid portion of the said principal sum from December 15. 1999, until the said principal sum shall have been paid, such interest to be paid semiannually at the rate of 7.77% per annum on the 15th day of June and December in each year commencing on the 15th day of June, 2000 (calculated on the basis of a 360-day year of twelve 30-day months). If any or all installments of said principal sum shall not be paid when demanded, such overdue principal and, to the extent that payment of interest on overdue interest is enforceable under applicable law, any overdue installment of interest on this Demand Promissory Note, shall bear interest at the rate of 9.77% per annum until paid.

          This Demand Promissory Note is the Demand Promissory Note referred to in the Loan Agreement dated as of December 15, 1999, between Rollins Truck Leasing Corp. and the maker hereof, and may be prepaid only as provided in said Loan Agreement.

                                        Rollins Leasing Corp.


                                        BY:
                                            ------------------------------
                                            Title:

          Pay to the order of First Union National Bank, as Trustee under the Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, by an Eighth Supplemental Indenture thereto dated as of May 15, 1990 and by a Seventeenth Supplemental Indenture thereto dated as of March 10, 1997 and as supplemented by a Twentieth Supplemental Indenture dated as of December 15, 19999, between Rollins Truck Leasing Corp. and said Trustee, as from time to time further amended and supplemented.

                                        Rollins Truck Leasing Corp.


                                        BY:
                                           -------------------------------
                                           Title:

                                                                     EXHIBIT B


==============================================================================





                         ROLLINS TRUCK LEASING CORP.,


                           FIRST UNION NATIONAL BANK


                                  as Trustee


                                      AND


                             ROLLINS LEASING CORP.




                         ASSIGNMENT OF LOAN AGREEMENT


                         Dated as of December 15, 1999



==============================================================================

                         ASSIGNMENT OF LOAN AGREEMENT


          ASSIGNMENT OF LOAN AGREEMENT dated as of December 15, 1999, among Rollins Truck Leasing Corp., a corporation organized under the laws of the State of Delaware (herein called the "Corporation"), First Union National Bank, as Trustee under the Indenture hereinafter referred to (herein called the "Trustee"), and Rollins Leasing Corp., a corporation organized under the laws of the State of Delaware (herein called the "Borrower").

          WHEREAS, the Trustee is Trustee under a Collateral Trust Indenture dated as of March 21, 1983, (the "Original Indenture"; the Original Indenture, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, by an Eighth Supplemental Indenture thereto dated as of May 15, 1990 and by a Seventeenth Supplemental Indenture thereto dated as of March 10, 1997 and as supplemented by the Twentieth Supplemental Indenture dated as of December 15, 1999, being herein called the "Indenture"), between the Corporation and the Trustee under and pursuant to which there are being and have been issued certain Collateral Trust Debentures of the Corporation (herein called the "Debentures"); and

          WHEREAS, pursuant to a Loan Agreement (herein called the "Loan Agreement") dated as of December 15, 1999, between the Corporation and the Borrower, the Borrower has borrowed from the Corporation, and the Corporation has loaned to the Borrower, the proceeds of the sale of the Debentures, which is evidenced by a 7.77% Demand Promissory Note from the Borrower to the Corporation in the principal amount of $85,000,000 (herein called the "Note"); and

          WHEREAS, in order to secure the payment of the principal of, and premium, if any, and interest on, all Debentures at any time issued and outstanding under the Indenture, as and to the extent provided in the Indenture, and the performance and observance by the Corporation of all the covenants and conditions in the Indenture and the Debentures contained on its part to be observed and performed, the Corporation has endorsed, assigned and delivered to the Trustee the Note and is required to assign to the Trustee the Loan Agreement;

          NOW, THEREFORE, THIS ASSIGNMENT WITNESSETH:

          1. The Corporation hereby assigns to the Trustee all the right, title and interest of the Corporation in, to and under the Loan Agreement in order to secure the payment of the principal of, and premium, if any, and interest on, all Debentures at any time issued and outstanding under the Indenture, as and to the extent provided in the Indenture, and the performance and observance by the Corporation of all the covenants and conditions in the Indenture and the Debentures contained on its part to be observed and performed.

          2. The Trustee will hold the Loan Agreement and the Note and the right, title and interest of the Corporation therein in accordance with, and subject to, the terms of the Indenture.

          3. The Borrower acknowledges notice of, and consents to, the assignment of the Loan Agreement and the Note and of the right, title and interest of the Corporation therein, all as provided in, and subject to the terms of, the Indenture and this Assignment.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment to be executed on its behalf by its President or one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and said seal and this Assignment to be attested by its Secretary or one of its Assistant Secretaries or Assistant Vice Presidents, all as of the day and year first above written.

                                        Rollins Truck Leasing Corp.


                                        BY:
                                           -------------------------------
                                           Patrick J. Bagley
                                         Title:

(CORPORATE SEAL)


Attest
      -----------------------
      Secretary


                                        FIRST UNION NATIONAL BANK,
                                        NATIONAL ASSOCIATION,
                                        as Trustee


                                        BY:
                                           -------------------------------
                                           Title:

(CORPORATE SEAL)

Attest
      -----------------------
      Title

                                        Rollins Leasing Corp.


                                        BY:
                                           -------------------------------
                                        Title:

(CORPORATE SEAL)


Attest
      -----------------------
      Title

                                       3